Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Andrece Housley, certify that:

1. I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2018 of Insys Therapeutics, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019

/s/ Andrece Housley
Andrece Housley
Chief Financial Officer
(Principal Financial Officer)